EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders:
People's Liberation, Inc. and Subsidiaries

We consent to the incorporation by reference and inclusion in the Registration Statements on Form S-8 (SEC File Nos. 333-152961 and 333-134672) of People's
Liberation, Inc. of our report dated March 27, 2009, relating to the consolidated financial statements of People's Liberation, Inc. and subsidiaries, which report appears in this Annual Report on Form 10-K of People's Liberation, Inc. for the year ended December 31, 2008.


/s/ Crowe Horwath LLP
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Sherman Oaks, California
March 27, 2009